Exhibit 99.1

Wayfair Announces Second Quarter 2019 Results
Q2 Direct Retail Net Revenue Growth of 42% Year over Year to $2.3 billion
17.8 million Active Customers, up 39% Year over Year

BOSTON, MA — August 1, 2019 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for the home, today reported financial results for its second quarter ended June 30, 2019.
Second Quarter 2019 Financial Highlights

•	Direct Retail net revenue, consisting of sales generated primarily through Wayfair’s sites, increased $690.8 million to $2.3 billion, up 42.1% year over year

•	Gross profit was $559.6 million or 23.9% of total net revenue

•	GAAP net loss was $181.9 million

•	Adjusted EBITDA was $(70.0) million or (3.0)% of total net revenue

•	GAAP basic and diluted net loss per share was $1.98

•	Non-GAAP diluted net loss per share was $1.35

•	Non-GAAP free cash flow was $(91.5) million

•	At the end of the second quarter, cash, cash equivalents, and short-term and long-term investments totaled $714.5 million
“We are very pleased to report another strong quarter with Direct Retail net revenue up $691 million, an increase of 42 percent year over year,” said Niraj Shah, CEO, co-founder and co-chairman, Wayfair. “In addition to a successful second annual Way Day, we are seeing our investments across the business drive greater and greater value to our suppliers and customers.  As we continue to strengthen our global logistics network through the addition of Castlegate warehouses and last mile delivery facilities, we are driving cost efficiencies and building an unparalleled experience for our customers with even faster delivery. We look forward to building on this tremendous momentum as we continue to scale our operations and capture an out-sized share of the consumer spending moving online in our market segment.”
Other Second Quarter Highlights

•	The number of active customers in our Direct Retail business reached 17.8 million as of June 30, 2019, an increase of 39.1% year over year

•	LTM net revenue per active customer was $447 as of June 30, 2019, an increase of 1.6% year over year

•	Orders per customer, measured as LTM orders divided by active customers, was 1.86 for the second quarter of 2019, compared to 1.82 for the second quarter of 2018

•	Repeat customers placed 67.8% of total orders in the second quarter of 2019, compared to 66.0% in the second quarter of 2018

•	Repeat customers placed 6.2 million orders in the second quarter of 2019, an increase of 46.1% year over year

•	Orders delivered in the second quarter of 2019 were 9.2 million, an increase of 42.0% year over year

•	Average order value was $255 for the second quarter of 2019, compared to $254 for the second quarter of 2018

•	In the second quarter of 2019, 53.5% of total orders delivered for our Direct Retail business were placed via a mobile device, compared to 49.2% in the second quarter of 2018
Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its second quarter 2019 financial results today at 8 a.m. (ET). Investors and participants can access the call by dialing (833) 286-5803 in the U.S. and (647) 689-4448 internationally. The passcode for the conference line is 7278645. The call will also be available via live webcast at investor.wayfair.com along with supporting slides. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at investor.wayfair.com.

About Wayfair
Wayfair believes everyone should live in a home they love. Through technology and innovation, Wayfair makes it possible for shoppers to quickly and easily find exactly what they want from a selection of more than 14 million items across home furnishings, décor, home improvement, housewares and more. Committed to delighting its customers every step of the way, Wayfair is reinventing the way people shop for their homes - from product discovery to final delivery.
The Wayfair family of sites includes:

•	Wayfair - Everything home for every budget.

•	Joss & Main - Stylish designs to discover daily.

•	AllModern - The best of modern, priced for real life.

•	Birch Lane - Classic home. Comfortable cost.

•	Perigold - The widest-ever selection of luxury home furnishings.
Wayfair generated $8.0 billion in net revenue for the twelve months ended June 30, 2019. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, the company employs more than 14,500 people.
Media Relations Contact:
Jane Carpenter, 617-502-7595
PR@wayfair.com

Investor Relations Contact:
Jane Gelfand
IR@wayfair.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding the strength of our product offering, the expansion of our logistics network, our future results of operations and financial position, our business strategy and our plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We qualify all of our forward-looking statements by these cautionary statements.
Non-GAAP Financial Measures
To supplement our unaudited consolidated and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), free cash flow and non-GAAP net loss and diluted net loss per share. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures that are calculated as income (loss) before depreciation and amortization, equity-based compensation and related taxes, interest and other income and expense, (benefit from) provision for income taxes, and non-recurring items. We have included Adjusted EBITDA and Adjusted EBITDA Margin in this earnings release because they are key measures used by our management and our board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and site and software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Non-GAAP diluted net loss per share is a non-GAAP financial measure that is calculated as GAAP net loss plus equity-based compensation expense and related taxes, (benefit from) provision for income taxes, and non-recurring items divided by weighted average shares. We believe that adding back equity-based compensation expense and related taxes and (benefit from) provision for income taxes, and non-recurring items as adjustments to our GAAP diluted net loss before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
The following table reflects the reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Reconciliation of Adjusted EBITDA
Net loss	$(181,938)	$(100,734)	$(382,327)	$(208,509)
Depreciation and amortization	44,339	28,920	83,922	54,882
Equity based compensation and related taxes	56,855	31,610	108,688	58,757
Interest expense, net	10,252	5,796	19,490	11,203
Other (income), net	(322)	(666)	(3,400)	(1,607)
Provision for income taxes	831	265	1,426	505
Adjusted EBITDA	$(69,983)	$(34,809)	$(172,201)	$(84,769)

Net revenue	$2,343,251	$1,655,256	$4,288,080	$3,059,525
Adjusted EBITDA Margin	(3.0)%	(2.1)%	(4.0)%	(2.8)%
The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net loss to consolidated Adjusted EBITDA is presented in the preceding table (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Segment Adjusted EBITDA
U.S.	$(342)	$7,200	$(28,124)	$(738)
International	(69,641)	(42,009)	(144,077)	(84,031)
Adjusted EBITDA	$(69,983)	$(34,809)	$(172,201)	$(84,769)

A reconciliation of GAAP net loss to non-GAAP diluted net loss, the most directly comparable GAAP financial measure, in order to calculate non-GAAP diluted net loss per share, is as follows (in thousands, except per share data):

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net loss	$(181,938)	$(100,734)	$(382,327)	$(208,509)
Equity based compensation and related taxes	56,855	31,610	108,688	58,757
Provision for income taxes	831	265	1,426	505
Non-GAAP net loss	$(124,252)	$(68,859)	$(272,213)	$(149,247)
Non-GAAP net loss per share, basic and diluted	$(1.35)	$(0.77)	$(2.98)	$(1.68)
Weighted average common shares outstanding, basic and diluted	91,802	89,158	91,455	88,814
The following table presents a reconciliation of free cash flow to net cash used in operating activities for each of the periods indicated (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net cash provided by (used in) operating activities	$(2,734)	$47,604	$(84,082)	$34,527
Purchase of property and equipment	(54,714)	(39,730)	(115,340)	(61,093)
Site and software development costs	(34,023)	(15,419)	(58,866)	(28,573)
Free cash flow	$(91,471)	$(7,545)	$(258,288)	$(55,139)
Key Financial and Operating Metrics (in thousands, except LTM Net Revenue per Active Customer and Average Order Value)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Consolidated Financial Metrics
Net Revenue	$2,343,251	$1,655,256	$4,288,080	$3,059,525
Adjusted EBITDA	$(69,983)	$(34,809)	$(172,201)	$(84,769)
Free cash flow	$(91,471)	$(7,545)	$(258,288)	$(55,139)
Direct Retail Financial and Operating Metrics
Direct Retail Net Revenue	$2,331,759	$1,640,921	$4,262,940	$3,029,811
Active Customers	17,799	12,792	17,799	12,792
LTM Net Revenue per Active Customer	$447	$440	$447	$440
Orders Delivered	9,162	6,452	17,325	12,340
Average Order Value	$255	$254	$246	$246
The following table presents Direct Retail and Other net revenues attributable to the Company’s reportable segments for the periods presented (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
U.S. Direct Retail	$1,989,026	$1,397,009	$3,633,076	$2,583,214
U.S. Other	11,492	14,335	25,140	29,714
U.S. segment net revenue	2,000,518	1,411,344	3,658,216	2,612,928
International Direct Retail	342,733	243,912	629,864	446,597
International segment net revenue	342,733	243,912	629,864	446,597
Total net revenue	$2,343,251	$1,655,256	$4,288,080	$3,059,525

WAYFAIR INC.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$675,111	$849,461
Short-term investments	39,342	114,278
Accounts receivable, net of allowance of $12,644 and $9,312 at June 30, 2019 and December 31, 2018, respectively	77,295	50,603
Inventories	45,611	46,164
Prepaid expenses and other current assets	219,541	195,430
Total current assets	1,056,900	1,255,936
Property and equipment, net	480,492	606,977
Goodwill and intangible assets, net	560	2,585
Operating lease right-of-use assets	630,731	—
Long-term investments	—	6,526
Other noncurrent assets	13,417	18,826
Total assets	$2,182,100	$1,890,850
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$779,938	$650,174
Accrued expenses	218,607	212,997
Unearned revenue	155,811	148,057
Other current liabilities	179,155	127,995
Total current liabilities	1,333,511	1,139,223
Lease financing obligation, net of current portion	—	183,056
Operating lease liabilities	685,489	—
Long-term debt	761,604	738,904
Other liabilities	6,853	160,388
Total liabilities	2,787,457	2,221,571

Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at June 30, 2019 and December 31, 2018	—	—
Stockholders’ deficit:
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 64,591,843 and 62,329,701 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	65	63
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 27,506,309 and 28,417,882 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	28	28
Additional paid-in capital	859,092	753,657
Accumulated deficit	(1,463,166)	(1,082,689)
Accumulated other comprehensive (loss)	(1,376)	(1,780)
Total stockholders’ deficit	(605,357)	(330,721)
Total liabilities and stockholders’ deficit	$2,182,100	$1,890,850

WAYFAIR INC.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net revenue	$2,343,251	$1,655,256	$4,288,080	$3,059,525
Cost of goods sold (1)	1,783,651	1,270,249	3,258,024	2,350,694
Gross profit	559,600	385,007	1,030,056	708,831
Operating expenses:
Customer service and merchant fees (1)	88,502	61,792	164,975	115,676
Advertising	259,166	177,582	503,135	339,228
Selling, operations, technology, general and administrative (1)	383,109	240,972	726,757	452,335
Total operating expenses	730,777	480,346	1,394,867	907,239
Loss from operations	(171,177)	(95,339)	(364,811)	(198,408)
Interest expense, net	(10,252)	(5,796)	(19,490)	(11,203)
Other income, net	322	666	3,400	1,607
Loss before income taxes	(181,107)	(100,469)	(380,901)	(208,004)
Provision for income taxes	831	265	1,426	505
Net loss	$(181,938)	$(100,734)	$(382,327)	$(208,509)
Net loss per share, basic and diluted	$(1.98)	$(1.13)	$(4.18)	$(2.35)
Weighted average number of common stock outstanding used in computing per share amounts, basic and diluted	91,802	89,158	91,455	88,814

(1) Includes equity based compensation and related taxes as follows:

Cost of goods sold	$1,317	$637	$2,309	$1,202
Customer service and merchant fees	2,269	1,133	4,245	2,103
Selling, operations, technology, general and administrative	53,269	29,840	102,134	55,452
	$56,855	$31,610	$108,688	$58,757

WAYFAIR INC.
 CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended June 30,
	2019	2018
Cash flows from operating activities
Net loss	$(382,327)	$(208,509)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	83,922	54,882
Equity based compensation	100,247	54,213
Amortization of discount and issuance costs on convertible notes	23,015	9,353
Other non-cash adjustments	(1,595)	133
Changes in operating assets and liabilities:
Accounts receivable	(27,653)	3,058
Inventories	540	(2,741)
Prepaid expenses and other current assets	(22,432)	(22,354)
Accounts payable and accrued expenses	128,611	95,743
Unearned revenue and other liabilities	14,914	52,211
Other assets	(1,324)	(1,462)
Net cash (used in) provided by operating activities	(84,082)	34,527

Cash flows from investing activities
Sale and maturities of short-term investments	82,164	26,646
Purchase of property and equipment	(115,340)	(61,093)
Site and software development costs	(58,866)	(28,573)
Other investing activities	2,773	(267)
Net cash used in investing activities	(89,269)	(63,287)

Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(424)	(635)
Deferred financing costs	(791)	—
Net proceeds from exercise of stock options	80	74
Net cash used in financing activities	(1,135)	(561)
Effect of exchange rate changes on cash and cash equivalents	136	(187)
Net decrease in cash and cash equivalents	(174,350)	(29,508)

Cash and cash equivalents
Beginning of period	849,461	558,960
End of period	$675,111	$529,452